EXHIBIT 23.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent (i) to the incorporation by reference into the Prospectus pertaining to 750,000 shares of the Common Stock, $.10 par value, of Global Marine Inc. that constitutes part of this Registration Statement on Form S-3, being filed by Global Marine Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of our report, which includes an explanatory paragraph that describes the Company's adoption of the method of accounting for income taxes and the method of accounting for postretirement benefits other than pensions prescribed by applicable statements of the Financial Accounting Standards Board, dated February 11, 1994, on our audits of the consolidated financial statements and our report dated February 11, 1994, on our audits of the consolidated financial statement schedules of Global Marine Inc. and subsidiaries, as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and (ii) to the reference to our firm under the heading "Independent Public Accountants" in said Prospectus.





                              /s/  Cooper & Lybrand

Houston, Texas
May 18, 1994